EXHIBIT 23.3

               CONSENT OF ARTHUR ANDERSEN GLOBAL ENERGY CORPORATE
                                  FINANCE GROUP

 September 12, 2000



Board of Directors
Columbus Energy Corp.
1660 Lincoln Street, Suite 2400
Denver, CO  80264

Members of the Board:

      We hereby consent to the use of our fairness opinion letter dated August 28, 2000 to the Board of Directors of Columbus Energy Corp. ("Columbus") included as Annex B to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of Key Production Company, Inc. ("Key") relating to the proposed business combination involving Columbus and Key, and to the references therein to such fairness opinion in the section entitled "Fairness Opinion of Columbus' Financial Advisor."

      In giving such consent, we do not represent that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby represent that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                Arthur Andersen Global Energy
                                                   Corporate Finance Group

Houston, Texas